UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2008

ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	0-26660	94-2928582
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CA	94538
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On April 2, 2008, ESS Technology, Inc. (the “Company”) received a deficiency letter from The NASDAQ Stock Market, Listing Qualifications department notifying the Company that the Company no longer complies with NASDAQ’s audit committee requirement as set forth in NASDAQ’s Marketplace Rule 4350 because it has only two directors serving on its audit committee. NASDAQ ‘s Marketplace Rule 4350(d)(2)(A) requires each listed issuer to have an audit committee that consists of at least three independent members. The Company previously announced on March 26, 2008 that Mr. Bruce J. Alexander, a member of the Company’s board of directors and audit committee, passed away on March 25, 2008. As a result of Mr. Alexander’s death, the Company’s audit committee currently consists of Peter T. Mok and Alfred J. Stein.
In the NASDAQ staff deficiency letter, The NASDAQ Stock Market, consistent with NASDAQ Marketplace Rule 4350(d)(4), provided the Company a cure period in order to regain compliance as follows:
◦	until the earlier of the Company’s next annual shareholders’ meeting or March 25, 2009; or
◦	if the next annual shareholders’ meeting is held before September 22, 2008, then the Company must evidence compliance no later than September 22, 2008.
The Company previously announced that on February 21, 2008, the Company, Echo Technology (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Semiconductor Holding Corporation, a Delaware corporation and wholly owned subsidiary of Imperium Master Fund, Ltd. (“Imperium”), and Echo Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Imperium entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company is expected to be acquired by Imperium (the “Merger”). The transactions under the Merger Agreement are expected to be completed before September 22, 2008, and the Company intends to hold its next annual shareholders’ meeting and meeting to approve such transactions before September 22, 2008.
Since the Company intends to hold its next annual shareholders’ meeting before September 22, 2008, the Company currently expects it will have until September 22, 2008 to regain compliance. The Company has begun a search for a new independent director to serve on the Company’s board of directors and audit committee. However, if the Company does not find a replacement before the Merger is consummated, Mr. Alexander will not be replaced.
In addition, with respect to the previously disclosed deficiency letter the Company received from The NASDAQ Stock Market, Listing Qualifications department notifying the Company that it had not complied with the requirement to hold its annual shareholders’ meeting in 2007, on April 2, 2008, the Company received a letter from the Nasdaq Office of General Counsel informing the Company that the Nasdaq Hearings Panel (the “Panel”) has determined to continue listing the Company’s common stock on The Nasdaq Stock Market so long as the Company shall inform the Panel on or before May 30, 2008 that the Company has solicited proxies and held its 2007 annual shareholders’ meeting. The Company intends to hold its next annual shareholders’ meeting as soon as possible, but cannot guarantee that the meeting will be held on or before May 30, 2008. In light of this uncertainty, the Company intends to appeal the Panel’s decision to the Nasdaq Listing and Hearing Review Council, although there is no guarantee that this additional appeal process will further stay the delisting.

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Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits.

99.1	Press Release dated April 8, 2008.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2008	ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair
Robert L. Blair
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated April 8, 2008.